                                                          Exhibit 23.01

                            CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-37141 on Form S-3 and the Registration Statement No. 333-18901 on Form S-3 and Registration Statement No. 333-19727 on Form S-8 of IDT Corporation of our report dated September 25, 1997, with respect to the consolidated financial statements and schedule of IDT Corporation included in this Annual Report (Form 10-K\A) for the year ended July 31, 1997.


                                                       /s/ Ernst & Young LLP


                                                       ERNST & YOUNG LLP

New York, New York
December 4, 1997